Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2022
Key Developments:
•Continued exploration success in 2023 on the Stabroek Block, offshore Guyana, with a significant new oil discovery at the Fangtooth SE-1 well located approximately 8 miles southeast of the original Fangtooth-1 discovery
•The Fangtooth SE-1 well encountered approximately 200 feet of oil bearing sandstone reservoirs
•Fangtooth adds to the block’s gross discovered recoverable resource estimate of more than 11 billion barrels of oil equivalent (boe) and has the potential to underpin a future oil development
•The development plan for Uaru, the fifth development on the Stabroek Block, was submitted to the Government of Guyana for approval in the fourth quarter; the project is expected to have a capacity of approximately 250,000 gross barrels of oil per day (bopd) with first oil anticipated at the end of 2026
•Entered into an agreement with the Government of Guyana for the purchase of high quality REDD+ carbon credits for a minimum of $750 million from 2022 through 2032; the long-term strategic partnership with the Government of Guyana aims to prevent deforestation and support sustainable development in Guyana
•Completed the sale of the Corporation's interest in Libya for net proceeds of $150 million
•Total cash returned to stockholders was $405 million in the quarter through dividends and share repurchases of $310 million
Fourth Quarter Financial and Operational Highlights:
•Net income was $624 million, or $2.03 per common share, compared with net income of $265 million, or $0.85 per common share, in the fourth quarter of 2021; adjusted net income1 was $548 million, or $1.78 per common share, in the fourth quarter of 2022
•Oil and gas net production, excluding Libya, was 376,000 barrels of oil equivalent per day (boepd), up 27 percent from 295,000 boepd in the fourth quarter of 2021
•E&P capital and exploratory expenditures were $818 million compared with $593 million in the prior-year quarter
•Cash and cash equivalents, excluding Midstream, were $2.48 billion at December 31, 2022
•Year-end proved reserves are estimated to be 1.26 billion boe; organic reserve replacement was 144 percent at a finding and development cost of approximately $14.80 per boe

1.“Adjusted net income” is a non-GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 and 7.

2023 Guidance:
•Net production is forecast to be in the range of 355,000 boepd to 365,000 boepd, which is an approximate 10 percent increase from 2022, proforma for assets sold
•E&P capital and exploratory expenditures are expected to be approximately $3.7 billion, of which more than 80 percent will be allocated to Guyana and the Bakken
NEW YORK, January 25, 2023 — Hess Corporation (NYSE: HES) today reported net income of $624 million, or $2.03 per common share, in the fourth quarter of 2022 compared with net income of $265 million, or $0.85 per common share, in the fourth quarter of 2021. On an adjusted basis, the Corporation had net income of $548 million or $1.78 per common share in the fourth quarter of 2022. The improvement in adjusted after-tax earnings compared with the prior-year period was primarily due to increased sales volumes in Guyana in the fourth quarter of 2022.
“Our strategy is to grow our resource base, deliver a low cost of supply and generate industry leading cash flow growth – and at the same time maintain our industry leadership in environmental, social and governance performance and disclosure,” CEO John Hess said. “Our successful execution of this strategy has uniquely positioned our company to deliver significant value to shareholders by both growing intrinsic value and growing cash returns.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2022	2021	2022	2021

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$667	$309	$2,422	$770
Midstream	64	74	269	286
Corporate, Interest and Other	(107)	(118)	(468)	(497)
Net income attributable to Hess Corporation	$624	$265	$2,223	$559
Net income per common share (diluted)	$2.03	$0.85	$7.18	$1.81

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$591	$309	$2,400	$888
Midstream	64	74	269	286
Corporate, Interest and Other	(107)	(118)	(467)	(497)
Adjusted net income attributable to Hess Corporation	$548	$265	$2,202	$677
Adjusted net income per common share (diluted)	$1.78	$0.85	$7.11	$2.19

Weighted average number of shares (diluted)	308.1	310.0	309.6	309.3

Exploration and Production:
E&P net income was $667 million in the fourth quarter of 2022, compared with $309 million in the fourth quarter of 2021. On an adjusted basis, fourth quarter 2022 E&P net income was $591 million. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $76.07 per barrel in the fourth quarter of 2022, compared with $71.04 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the fourth quarter of 2022 was $26.93 per barrel, compared with $36.47 per barrel in the prior-year quarter, while the average realized natural gas selling price was $5.17 per mcf, compared with $4.77 per mcf in the fourth quarter of 2021.
Net production, excluding Libya, was 376,000 boepd in the fourth quarter of 2022, compared with 295,000 boepd in the fourth quarter of 2021, primarily due to higher production in Guyana.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $12.49 per boe (excluding Libya: $12.72 per boe) in the fourth quarter of 2022, compared with $12.17 per boe (excluding Libya: $12.84 per boe) in the prior-year quarter.
Oil and Gas Reserves Estimates:
Oil and gas proved reserves at December 31, 2022, which are subject to final review, were 1.26 billion boe, compared with 1.31 billion boe at December 31, 2021. Proved reserve additions and net revisions in 2022 totaled 184 million boe, primarily from Guyana, which included sanctioning of the Yellowtail development, and the Bakken. Asset sales during 2022 reduced proved reserves by 109 million boe.
Excluding asset sales, the Corporation replaced 144 percent of its 2022 production at a finding and development cost of approximately $14.80 per boe.
Operational Highlights for the Fourth Quarter of 2022:
Bakken (Onshore U.S.):  Net production from the Bakken of 158,000 boepd in the fourth quarter was impacted by unplanned production shut-ins caused by severe winter weather in December. Net production in the fourth quarter of 2021 was 159,000 boepd. The Corporation added a fourth drilling rig in July 2022, and drilled 19 wells, completed 14 wells, and brought 15 new wells online during the fourth quarter. Net production is forecast to be in the range of 165,000 boepd to 170,000 boepd in 2023.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 35,000 boepd in the fourth quarter of 2022, compared with 39,000 boepd in the prior-year quarter.

Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production from the Liza Destiny and the Liza Unity floating production, storage and offloading vessels (FPSOs) totaled 116,000 bopd2 in the fourth quarter of 2022 compared with 31,000 bopd2 in the prior-year quarter. The Liza Unity FPSO, which commenced production in February 2022, reached its production capacity of 220,000 gross bopd in July 2022. In the fourth quarter, we sold ten cargos of crude oil from Guyana compared with three cargos in the prior year quarter. Net production is forecast to be approximately 100,000 bopd2 in 2023.
The third development, Payara, will utilize the Prosperity FPSO with an expected capacity of 220,000 gross bopd, with first production expected by the end of 2023. The fourth development, Yellowtail, was sanctioned in April 2022 and will utilize the ONE GUYANA FPSO with an expected capacity of 250,000 gross bopd, with first production expected in 2025. A fifth development, Uaru, was submitted for approval to the Government of Guyana in the fourth quarter. Pending Government approvals and project sanctioning, the project is expected to have a capacity of approximately 250,000 gross bopd with first oil anticipated at the end of 2026.
The Corporation today announced a significant oil discovery at the Fangtooth SE-1 well on the Stabroek Block, offshore Guyana. The Fangtooth SE-1 well encountered approximately 200 feet of oil bearing sandstone reservoirs. The well was drilled in 5,397 feet of water by the Stena Carron and is located approximately 8 miles southeast of the original Fangtooth-1 well, which had encountered approximately 164 feet of oil bearing sandstone reservoirs. Further appraisal activities are underway. Fangtooth will add to the block's gross discovered recoverable resource estimate of more than 11 billion boe and has the potential to underpin a future oil development on the Stabroek Block.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 67,000 boepd in the fourth quarter of 2022 compared with 66,000 boepd in the prior-year quarter.
Libya (Onshore): In November 2022, the Corporation completed the sale of its 8% interest in the Waha Concession for net proceeds of $150 million. Net production from Libya was 10,000 boepd in the fourth quarter of 2022 compared with 21,000 boepd in the prior-year quarter.
Midstream:
The Midstream segment had net income of $64 million in the fourth quarter of 2022, compared with net income of $74 million in the prior-year quarter.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $107 million in the fourth quarter of 2022, compared with $118 million in the fourth quarter of 2021.

Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $818 million in the fourth quarter of 2022 compared with $593 million in the prior-year quarter, primarily due to higher drilling and development activities in the Bakken and Guyana. Midstream capital expenditures were $63 million in the fourth quarter of 2022 and $54 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.48 billion and debt and finance lease obligations totaling $5.60 billion at December 31, 2022. The Midstream segment had cash and cash equivalents of $4 million and total debt of $2.9 billion at December 31, 2022. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 35.8% at December 31, 2022 and 42.3% at December 31, 2021.
Net cash provided by operating activities was $1,252 million in the fourth quarter of 2022, up from $899 million in the fourth quarter of 2021. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,402 million in the fourth quarter of 2022, compared with $886 million in the prior-year quarter primarily due to higher sales volumes.
During the fourth quarter, the Corporation received net proceeds of $150 million from the sale of its interest in the Waha Concession in Libya and purchased 5 million REDD+ carbon credits from the Government of Guyana for $75 million.
Total cash returned to stockholders in the fourth quarter through common stock repurchases and dividends amounted to $405 million. The Corporation repurchased approximately 2.3 million shares of common stock for $310 million during the fourth quarter, bringing total share repurchases in 2022 to $650 million at an average price of approximately $120 per share.

2.Net production from Guyana in the fourth quarter of 2022 included 22,000 bopd of tax barrels. There were no tax barrels in the fourth quarter of 2021. Net production guidance for Guyana in 2023 of approximately 100,000 bopd includes approximately 10,000 bopd of tax barrels.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 and 7.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2022	2021	2022	2021

	(In millions)
Exploration and Production	$76	$—	$22	$(118)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	(1)	—
Total items affecting comparability of earnings between periods	$76	$—	$21	$(118)
Fourth Quarter 2022: E&P results include a pre-tax gain of $76 million ($76 million after income taxes) associated with the sale of the Corporation's interest in the Waha Concession in Libya.
Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net income attributable to Hess Corporation	$624	$265	$2,223	$559
Less: Total items affecting comparability of earnings between periods	76	—	21	(118)
Adjusted net income attributable to Hess Corporation	$548	$265	$2,202	$677
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,402	$886	$5,222	$2,991
Changes in operating assets and liabilities	(150)	13	(1,278)	(101)
Net cash provided by (used in) operating activities	$1,252	$899	$3,944	$2,890

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry; reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the

Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,934	$2,237	$3,122
Gains on asset sales, net	76	—	—
Other, net	44	18	35
Total revenues and non-operating income	3,054	2,255	3,157
Costs and expenses
Marketing, including purchased oil and gas	821	672	982
Operating costs and expenses	385	316	398
Production and severance taxes	55	49	72
Exploration expenses, including dry holes and lease impairment	40	45	58
General and administrative expenses	116	86	109
Interest expense	124	121	125
Depreciation, depletion and amortization	504	398	471
Impairment and other	—	—	54
Total costs and expenses	2,045	1,687	2,269
Income before income taxes	1,009	568	888
Provision for income taxes	300	212	282
Net income	709	356	606
Less: Net income attributable to noncontrolling interests	85	91	91
Net income attributable to Hess Corporation	$624	$265	$515

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2022	2021
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$11,324	$7,473
Gains on asset sales, net	101	29
Other, net	145	81
Total revenues and non-operating income	11,570	7,583
Costs and expenses
Marketing, including purchased oil and gas	3,328	2,034
Operating costs and expenses	1,452	1,229
Production and severance taxes	255	172
Exploration expenses, including dry holes and lease impairment	174	162
General and administrative expenses	430	340
Interest expense	493	481
Depreciation, depletion and amortization	1,703	1,528
Impairment and other	54	147
Total costs and expenses	7,889	6,093
Income before income taxes	3,681	1,490
Provision for income taxes	1,107	600
Net income	2,574	890
Less: Net income attributable to noncontrolling interests	351	331
Net income attributable to Hess Corporation	$2,223	$559

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2022	December 31, 2021
Balance Sheet Information
Assets
Cash and cash equivalents	$2,486	$2,713
Other current assets	1,445	1,633
Property, plant and equipment – net	15,132	14,182
Operating lease right-of-use assets – net	570	352
Finance lease right-of-use assets – net	126	144
Other long-term assets	1,970	1,491
Total assets	$21,729	$20,515
Liabilities and equity
Current portion of long-term debt	$3	$517
Current portion of operating and finance lease obligations	221	89
Other current liabilities	2,056	2,458
Long-term debt	8,278	7,941
Long-term operating lease obligations	469	394
Long-term finance lease obligations	179	200
Other long-term liabilities	1,900	1,890
Total equity excluding other comprehensive income	8,113	6,706
Accumulated other comprehensive income	(131)	(406)
Noncontrolling interests	641	726
Total liabilities and equity	$21,729	$20,515

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2022	December 31, 2021
Total Debt
Hess Corporation	$5,395	$5,894
Midstream (a)	2,886	2,564
Hess Consolidated	$8,281	$8,458
(a) Midstream debt is non-recourse to Hess Corporation.

	December 31, 2022	December 31, 2021
Debt to Capitalization Ratio (a)
Hess Consolidated	49.6%	55.3%
Hess Corporation as defined in debt covenants	35.8%	42.3%
(a)Includes finance lease obligations.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Interest Expense
Gross interest expense – Hess Corporation	$87	$90	$353	$376
Less: Capitalized interest – Hess Corporation	(4)	—	(10)	—
Interest expense – Hess Corporation	83	90	343	376
Interest expense – Midstream (a)	41	31	150	105
Interest expense – Hess Consolidated	$124	$121	$493	$481
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Cash Flow Information

Cash Flows from Operating Activities
Net income	$709	$356	$606
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(76)	—	—
Depreciation, depletion and amortization	504	398	471
Impairment and other	—	—	54
Exploratory dry hole costs	3	—	19
Exploration lease impairment	6	5	4
Pension settlement loss	—	4	—
Stock compensation expense	17	16	17
Noncash (gains) losses on commodity derivatives, net	165	64	165
Provision for deferred income taxes and other tax accruals	74	43	69
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,402	886	1,405
Changes in operating assets and liabilities	(150)	13	(66)
Net cash provided by (used in) operating activities	1,252	899	1,339
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(732)	(466)	(657)
Additions to property, plant and equipment - Midstream	(61)	(43)	(66)
Proceeds from asset sales, net of cash sold	150	—	—
Other, net	(4)	(1)	(4)
Net cash provided by (used in) investing activities	(647)	(510)	(727)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(25)	(48)	(48)
Debt with maturities of greater than 90 days:
Borrowings	—	—	20
Repayments	—	(2)	—
Cash dividends paid	(115)	(77)	(115)
Common stock acquired and retired	(290)	—	(150)
Proceeds from sale of Class A shares of Hess Midstream LP	—	108	—
Noncontrolling interests, net	(80)	(75)	(79)
Employee stock options exercised	8	2	4
Payments on finance lease obligations	(4)	(3)	(1)
Other, net	3	—	(18)
Net cash provided by (used in) financing activities	(503)	(95)	(387)
Net Increase (Decrease) in Cash and Cash Equivalents	102	294	225
Cash and Cash Equivalents at Beginning of Period	2,384	2,419	2,159
Cash and Cash Equivalents at End of Period	$2,486	$2,713	$2,384

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(850)	$(607)	$(726)
Increase (decrease) in related liabilities	57	98	3
Additions to property, plant and equipment	$(793)	$(509)	$(723)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2022	2021
Cash Flow Information

Cash Flows from Operating Activities
Net income	$2,574	$890
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(101)	(29)
Depreciation, depletion and amortization	1,703	1,528
Impairment and other	54	147
Exploratory dry hole costs	22	11
Exploration lease impairment	20	20
Pension settlement loss	2	9
Stock compensation expense	83	77
Noncash (gains) losses on commodity derivatives, net	548	216
Provision for deferred income taxes and other tax accruals	317	122
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	5,222	2,991
Changes in operating assets and liabilities	(1,278)	(101)
Net cash provided by (used in) operating activities	3,944	2,890
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(2,487)	(1,584)
Additions to property, plant and equipment - Midstream	(238)	(163)
Proceeds from asset sales, net of cash sold	178	427
Other, net	(8)	(5)
Net cash provided by (used in) investing activities	(2,555)	(1,325)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(86)	(80)
Debt with maturities of greater than 90 days:
Borrowings	420	750
Repayments	(510)	(510)
Cash dividends paid	(465)	(311)
Common stock acquired and retired	(630)	—
Proceeds from sale of Class A shares of Hess Midstream LP	146	178
Noncontrolling interests, net	(510)	(664)
Employee stock options exercised	52	77
Payments on finance lease obligations	(9)	(10)
Other, net	(24)	(21)
Net cash provided by (used in) financing activities	(1,616)	(591)
Net Increase (Decrease) in Cash and Cash Equivalents	(227)	974
Cash and Cash Equivalents at Beginning of Year	2,713	1,739
Cash and Cash Equivalents at End of Year	$2,486	$2,713

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(2,821)	$(1,881)
Increase (decrease) in related liabilities	96	134
Additions to property, plant and equipment	$(2,725)	$(1,747)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$258	$153	$226
Offshore and Other	39	31	57
Total United States	297	184	283
Guyana	439	330	301
Malaysia and JDA	58	63	92
Other	24	16	25
E&P Capital and exploratory expenditures	$818	$593	$701

Total exploration expenses charged to income included above	$31	$40	$35

Midstream Capital expenditures	$63	$54	$60

	Year Ended December 31,
	2022	2021
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$807	$522
Offshore and Other	224	103
Total United States	1,031	625
Guyana	1,345	1,016
Malaysia and JDA	275	154
Other	70	34
E&P Capital and exploratory expenditures	$2,721	$1,829

Total exploration expenses charged to income included above	$132	$131

Midstream Capital expenditures	$232	$183

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,628		$1,306		$2,934
Gains on asset sales, net	—		76		76
Other, net	13		8		21
Total revenues and non-operating income	1,641		1,390		3,031
Costs and expenses
Marketing, including purchased oil and gas (a)	771		63		834
Operating costs and expenses	193		129		322
Production and severance taxes	52		3		55
Midstream tariffs	297		—		297
Exploration expenses, including dry holes and lease impairment	33		7		40
General and administrative expenses	55		11		66
Depreciation, depletion and amortization	215		243		458
Total costs and expenses	1,616		456		2,072
Results of operations before income taxes	25		934		959
Provision for income taxes	—		292		292
Net income attributable to Hess Corporation	$25	(b)	$642	(c)	$667

	Fourth Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,612		$625		$2,237
Other, net	13		2		15
Total revenues and non-operating income	1,625		627		2,252
Costs and expenses
Marketing, including purchased oil and gas (a)	668		24		692
Operating costs and expenses	167		87		254
Production and severance taxes	47		2		49
Midstream tariffs	292		—		292
Exploration expenses, including dry holes and lease impairment	25		20		45
General and administrative expenses	44		7		51
Depreciation, depletion and amortization	263		91		354
Total costs and expenses	1,506		231		1,737
Results of operations before income taxes	119		396		515
Provision for income taxes	—		206		206
Net income attributable to Hess Corporation	$119	(d)	$190	(e)	$309
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $100 million (noncash premium amortization: $100 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $65 million (noncash premium amortization: $65 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $50 million (noncash premium amortization: $50 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $14 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,022		$1,100		$3,122
Other, net	16		6		22
Total revenues and non-operating income	2,038		1,106		3,144
Costs and expenses
Marketing, including purchased oil and gas (a)	972		27		999
Operating costs and expenses	194		128		322
Production and severance taxes	67		5		72
Midstream tariffs	313		—		313
Exploration expenses, including dry holes and lease impairment	33		25		58
General and administrative expenses	45		9		54
Depreciation, depletion and amortization	208		217		425
Impairment and other	54		—		54
Total costs and expenses	1,886		411		2,297
Results of operations before income taxes	152		695		847
Provision for income taxes	—		275		275
Net income attributable to Hess Corporation	$152	(b)	$420	(c)	$572
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $100 million (noncash premium amortization: $100 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $65 million (noncash premium amortization: $65 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$7,214		$4,110		$11,324
Gains on asset sales, net	—		76		76
Other, net	81		21		102
Total revenues and non-operating income	7,295		4,207		11,502
Costs and expenses
Marketing, including purchased oil and gas (a)	3,271		123		3,394
Operating costs and expenses	706		480		1,186
Production and severance taxes	242		13		255
Midstream tariffs	1,193		—		1,193
Exploration expenses, including dry holes and lease impairment	122		52		174
General and administrative expenses	189		35		224
Depreciation, depletion and amortization	810		710		1,520
Impairment and other	54		—		54
Total costs and expenses	6,587		1,413		8,000
Results of operations before income taxes	708		2,794		3,502
Provision for income taxes	—		1,080		1,080
Net income attributable to Hess Corporation	$708	(b)	$1,714	(c)	$2,422

	Year Ended December 31, 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$5,378		$2,095		$7,473
Gains on asset sales, net	—		29		29
Other, net	48		16		64
Total revenues and non-operating income	5,426		2,140		7,566

Costs and expenses
Marketing, including purchased oil and gas (a)	2,065		54		2,119
Operating costs and expenses	610		355		965
Production and severance taxes	166		6		172
Midstream tariffs	1,094		—		1,094
Exploration expenses, including dry holes and lease impairment	102		60		162
General and administrative expenses	162		29		191
Depreciation, depletion and amortization	1,020		341		1,361
Impairment and other	147		—		147
Total costs and expenses	5,366		845		6,211
Results of operations before income taxes	60		1,295		1,355
Provision for income taxes	—		585		585
Net income attributable to Hess Corporation	$60	(d)	$710	(e)	$770
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $356 million (noncash premium amortization: $333 million; cash settlement:  $23 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $229 million (noncash premium amortization: $215 million; cash settlement:  $14 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $190 million (noncash premium amortization: $190 million; cash settlement:  $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $49 million (noncash premium amortization: $49 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	74	79	79
Offshore	25	26	21
Total United States	99	105	100
Guyana (a)	116	31	98
Malaysia and JDA	4	3	4
Other (b)	9	19	15
Total	228	158	217

Natural gas liquids - barrels
United States
North Dakota	60	52	58
Offshore	2	4	2
Total United States	62	56	60

Natural gas - mcf
United States
North Dakota	143	170	176
Offshore	50	55	41
Total United States	193	225	217
Malaysia and JDA	377	375	320
Other (b)	6	11	10
Total	576	611	547

Barrels of oil equivalent	386	316	368
(a)Production from Guyana includes 22,000 bopd of tax barrels in the fourth quarter of 2022 and 7,000 bopd of tax barrels in the third quarter of 2022. There were no tax barrels in the fourth quarter of 2021.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 10,000 boepd in the fourth quarter of 2022, 21,000 boepd in the fourth quarter of 2021 and 17,000 boepd in the third quarter of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2022	2021
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	75	80
Offshore	22	29
Total United States	97	109
Guyana (a)	78	30
Malaysia and JDA	4	3
Other (b)	15	21
Total	194	163

Natural gas liquids - barrels
United States
North Dakota	53	49
Offshore	2	4
Total United States	55	53

Natural gas - mcf
United States
North Dakota	156	162
Offshore	44	72
Total United States	200	234
Malaysia and JDA	360	347
Other (b)	10	10
Total	570	591

Barrels of oil equivalent	344	315
(a)Production from Guyana includes 7,000 bopd of tax barrels in 2022. There were no tax barrels in 2021.
(b)Other includes production from Libya and Denmark. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 17,000 boepd in 2022 and 20,000 boepd in 2021. The Corporation sold its interests in Denmark in the third quarter of 2021. Denmark net production was 3,000 boepd in 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	242	165	208
Natural gas liquids – barrels	63	56	58
Natural gas – mcf	576	611	547
Barrels of oil equivalent	401	323	357

Sales Volumes (in thousands) (a)
Crude oil – barrels	22,218	15,225	19,118
Natural gas liquids – barrels	5,825	5,124	5,299
Natural gas – mcf	52,949	56,202	50,343
Barrels of oil equivalent	36,868	29,716	32,807

	Year Ended December 31,
	2022	2021
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	191	174
Natural gas liquids – barrels	54	53
Natural gas – mcf	570	591
Barrels of oil equivalent	340	326

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	69,679	63,540
Natural gas liquids – barrels	19,843	19,406
Natural gas – mcf	208,001	215,589
Barrels of oil equivalent	124,189	118,878
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)Sales volumes for the year ended December 31, 2021 include 4.2 million barrels of crude oil that were stored on very large crude carriers (VLCC) at December 31, 2020 and sold in the first quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2022	Fourth Quarter 2021	Third Quarter 2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$68.52	$67.39	$79.04
Offshore	69.07	69.04	78.80
Total United States	68.65	67.80	79.00
Guyana	80.77	77.20	92.02
Malaysia and JDA	80.41	83.23	85.23
Other (a)	86.83	75.24	87.90
Worldwide	76.07	71.04	85.32

Crude oil - per barrel (excluding hedging)
United States
Onshore	$79.47	$72.54	$89.80
Offshore	79.99	74.11	89.47
Total United States	79.60	72.93	89.74
Guyana	85.93	79.94	98.91
Malaysia and JDA	80.41	83.23	85.23
Other (a)	91.60	77.78	94.96
Worldwide	83.50	75.22	93.95

Natural gas liquids - per barrel
United States
Onshore	$26.95	$36.63	$35.41
Offshore	26.13	34.23	36.30
Worldwide	26.93	36.47	35.44

Natural gas - per mcf
United States
Onshore	$4.68	$4.40	$6.67
Offshore	4.98	4.63	8.12
Total United States	4.76	4.46	6.94
Malaysia and JDA	5.34	4.97	5.07
Other (a)	7.48	4.27	7.03
Worldwide	5.17	4.77	5.85
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2022	2021
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$81.06	$55.57
Offshore	81.38	60.09
Total United States	81.14	56.64
Guyana	89.86	68.57
Malaysia and JDA	89.77	71.00
Other (a)	93.67	66.39
Worldwide	85.76	60.08

Crude oil - per barrel (excluding hedging)
United States
Onshore	$91.26	$59.90
Offshore	91.51	64.77
Total United States	91.32	61.05
Guyana	96.52	71.07
Malaysia and JDA	89.77	71.00
Other (a)	101.92	69.25
Worldwide	94.15	63.90

Natural gas liquids - per barrel
United States
Onshore	$35.09	$30.74
Offshore	35.24	26.40
Worldwide	35.09	30.40

Natural gas - per mcf
United States
Onshore	$5.50	$4.08
Offshore	6.21	3.25
Total United States	5.66	3.82
Malaysia and JDA	5.62	5.15
Other (a)	5.93	3.40
Worldwide	5.64	4.60
(a)Other includes prices related to production from Libya and Denmark. The Corporation sold its interest in the Waha Concession in Libya in November 2022, and sold its interests in Denmark in the third quarter of 2021.

The following is a summary of the Corporation’s outstanding commodity hedging program for 2023:

WTI
Barrels of oil per day	75,000
Average monthly floor price	$70